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                                                                      EXHIBIT 12



                               ORYX ENERGY COMPANY
                 COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS
               TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
              PREFERRED STOCK DIVIDEND REQUIREMENTS - UNAUDITED (A)
                              (MILLIONS OF DOLLARS)

                                                                                    YEAR ENDED DECEMBER 31
                                                                ------------------------------------------------------------
                                                                  1997         1996         1995         1994         1993
                                                                --------     --------     --------     --------     --------
RATIO OF EARNINGS TO FIXED CHARGES:
 Fixed Charges:
    Consolidated interest cost and debt
      expense                                                   $    111     $    110     $    144     $    162     $    163
    Interest allocable to rental expense (b)                           8            6           14           13           11
                                                                --------     --------     --------     --------     --------
      Total                                                     $    119     $    116     $    158     $    175     $    174
                                                                ========     ========     ========     ========     ========

 Earnings:
    Consolidated income (loss) before
      provision (benefit) for income taxes                      $    237     $    265     $    136     $   (100)    $   (108)
    Fixed charges                                                    119          116          158          175          174
    Interest capitalized                                             (16)         (17)         (10)         (11)         (46)
    Amortization of previously capitalized
      interest                                                         4            4            5           14            7
                                                                --------     --------     --------     --------     --------

      Total                                                     $    344     $    368     $    289     $     78     $     27
                                                                ========     ========     ========     ========     ========

 Ratio of Earnings to Fixed Charges (c)                             2.89         3.17         1.83          .45          .16
                                                                ========     ========     ========     ========     ========

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
    STOCK DIVIDEND REQUIREMENTS:
 Fixed Charges:
    Consolidated interest cost and debt
      expense                                                   $    111     $    110     $    144     $    162     $    163
    Preferred stock dividend requirements                             --           --           --            2            8
    Interest allocable to rental expense (b)                           8            6           14           13           11
                                                                --------     --------     --------     --------     --------

      Total                                                     $    119     $    116     $    158     $    177     $    182
                                                                ========     ========     ========     ========     ========

 Earnings:
    Consolidated income (loss) before
      provision (benefit) for income taxes                      $    237     $    265     $    136     $   (100)    $   (108)
    Fixed charges                                                    119          116          158          177          182
    Interest capitalized                                             (16)         (17)         (10)         (11)         (46)
    Amortization of previously capitalized
      interest                                                         4            4            5           14            7
                                                                --------     --------     --------     --------     --------

      Total                                                     $    344     $    368     $    289     $     80     $     35
                                                                ========     ========     ========     ========     ========

 Ratio of Earnings to Fixed Charges
   and Preferred Stock Dividend
   Requirements (c)                                                 2.89         3.17         1.83          .45          .19
                                                                ========     ========     ========     ========     ========



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(a)      The consolidated financial statements of Oryx Energy Company include the accounts of all subsidiaries (more than 50 percent owned and/or controlled).

(b) Represents one-third of total operating lease rental expense which is that portion deemed to be interest.

(c) Earnings for 1994 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $97 million. Earnings for 1993 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $147 million.